HIGHLAND CAPITAL MANAGEMENT, L.P.
CODE OF ETHICS

THIS CODE OF ETHICS IS THE PROPERTY OF HIGHLAND CAPITAL MANAGEMENT, L.P. (THE “COMPANY”) AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS CODE OF ETHICS ARE CONFIDENTIAL AND SHOULD NOT BE REVEALED TO THIRD PARTIES.
Adopted as of June 30, 2009

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     A. Introduction
     The Company maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the SEC, and has adopted the policies and procedures described in this Section XV of the Compliance Manual (the “Code of Ethics”). This Code of Ethics shall apply to each “Employee” of the Company and other “Access Persons.” It is designed to ensure compliance with legal requirements and the Company’s standard of business conduct. Employees shall read and understand this Code of Ethics and uphold the standards in the Code of Ethics in their day-to-day activities at the Company. Unless otherwise indicated, the term “Employee” as used herein shall include: all partners, officers, directors and employees of the Company. The term “Supervised Person” shall include: all partners, officers, directors (or other persons occupying a similar status or performing similar functions) or Employees of the Company or a Fund or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company. The term “Access Person” as used herein includes (1) any partner, officer, director (or other person occupying a similar status or performing similar functions) or Employee of the Company or a Fund or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company, (2) any director, officer, general partner or Employee of any person in a control relationship to the Company or a Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, investments, or whose functions relate to the making of any recommendations with respect to such investments and (3) any natural person in a control relationship to the Company or a Fund who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Fund investments; provided, however, that Fund directors who are not “interested persons” (as defined in the Investment Company Act) of any Fund are not considered Access Persons for the purposes of this Code of Ethics and are not subject to this Code of Ethics. For the purposes of this Code of Ethics, temporary workers and contract workers will be deemed to be Supervised Persons.
     This Code of Ethics does not address every possible situation that may arise. Consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of this Code of Ethics to the attention of the Chief Compliance Officer. Any questions regarding the Company’s policies and procedures should be referred to the Chief Compliance Officer or the Legal and Compliance Department.
     The Company will distribute this Code of Ethics, and any amendments, to each Access Person, and each Access Person will be required to sign either electronically or in writing an acknowledgement, indicating that they have received a copy of the Code of Ethics and will comply with its provisions. Acknowledgements required under the Code of Ethics may be submitted in written or electronic format containing substantially the same information included on the form.

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     B. Standards of Conduct
          1. Compliance with Governing Laws, Regulations and Procedures
     The Company and its Access Persons shall comply with all applicable federal and state laws and regulations.
          (a) Access Persons shall comply with all procedures and guidelines established by the Company to ensure compliance with applicable federal and state laws and regulations. No Access Person shall knowingly participate in, assist, or condone any act of violation of any statute or regulation governing the Company or any act that would violate any provision of this Code of Ethics.
          (b) Access Persons shall have and maintain knowledge of and shall comply with the provisions of the Code of Ethics.
          (c) Access Persons having knowledge of violations of this Code of Ethics shall immediately report such violations to the Chief Compliance Officer.
          2. Individual Standards of Conduct
     The following general principles guide the individual conduct of each Employee and other Access Persons:
          (a) Access Persons will not take any action that will violate any applicable laws or regulations, including all federal securities laws.
          (b) Access Persons will adhere to the highest standards of ethical conduct.
          (c) Access Persons will maintain the confidentiality of all information obtained in the course of employment with the Company.
          (d) Access Persons will bring any issues reasonably believed to place the Company at risk to the attention of the Chief Compliance Officer.
          (e) Access Persons will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain.
          (f) Access Persons will disclose any activities that may create an actual or potential conflict of interest between the Access Person, the Company and/or any Client.
          (g) Access Persons will deal fairly with Clients and other Access Persons and will not abuse the Access Person’s position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company.

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          (h) Access Persons will comply with this Code of Ethics.
     C. Ethical Business Practices
          1. Compliance With Laws and Regulations
     It is the policy of the Company that any violation of applicable laws, regulations or this Code of Ethics shall be immediately reported to the Chief Compliance Officer. An Employee must not conduct individual investigations, unless authorized to do so by the Chief Compliance Officer. If an Employee, in good faith, raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior he or she will be protected from retaliation.
          2. Falsification or Alteration of Records
     Falsifying or altering records or reports, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:
          (a) Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity.
          (b) Manipulating books, records, or reports for personal gain.
          (c) Failing to maintain books and records that completely, accurately, and timely reflect all business transactions.
          (d) Maintaining any undisclosed or unrecorded Company or Client funds or assets.
          (e) Using funds for a purpose other than the described purpose.
          (f) Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.
          3. Political Contributions
     No Company funds, merchandise, or services may be paid or furnished, directly or indirectly, to a political party, committee, organization or to a political candidate or incumbent, except if legally permissible and if approved in advance in writing by the Chief Compliance Officer. This Code of Ethics does not apply to or restrict the ability of any Employee to participate voluntarily in political activities on their own personal time or to make personal contributions. However, the Company is prohibited from reimbursing any Employee for political contributions made from such individual’s personal funds.

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          4. Payments to Government Officials or Employees
     Company funds or gifts may not be furnished, directly or indirectly, to a government official, government Employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company’s arms-length business relationship with the government agency or official involved.
          5. Competition and Fair Dealing
     The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Clients, vendors, service providers, suppliers, and competitors. No Employee should, in connection with any Company business, take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.
          6. Privacy of Personal Information
     The Company will acquire and retain only personal information that is required for the effective operation of the business of the Company or that is required by law in the jurisdictions in which the Company operates. Access to such information will be restricted internally to those with a legitimate need to know. Employee communications transmitted by the Company’s systems are not considered private.
          7. Online Blogging and Communication with Media
     The Company strictly prohibits Supervised Persons from posting their opinions regarding an investment, issuer, investment strategy, market conditions, government financial actions, and any and all other such opinions as may appear to impart a financial opinion on any corporate, personal, or financial blogging website.
          8. Spreading of False Rumors
     The Company prohibits Access Persons from spreading Rumors (as hereinafter defined) directly or indirectly regarding the financial condition of any company. For purposes of the Code of Ethics, a “Rumor” shall be defined to include any statement which, at the time of making, the Access Person knew, or should have known, was false, misleading, or otherwise untrue or deceptive. This includes any statement in which the Access Person omits a fact or set of facts, which if disclosed would change the nature of the statement, and which by being omitted results

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in the statement being false, misleading or otherwise untrue and deceptive. The Company prohibits the dissemination of Rumors via any medium, including verbally, electronically, or in writing.
     D. Protection of Confidential Information
          1. Confidentiality of Company Information
     Information generated in the Company is a valuable Company asset. Protecting this information plays a vital role in the Company’s continued growth and ability to compete. Such information includes among other things, technical information such as computer programs and databases, business information such as the Company’s objectives and strategies, trade secrets, processes, analysis, charts, drawings, reports, sales, earnings, forecasts, relationships with Clients, marketing strategies, training materials, Employee compensation and records, and other information of a similar nature. Employees must maintain the confidentiality of the Company’s proprietary and confidential information and must not use or disclose such information without the express consent of an officer of the Company or when legally mandated.
          2. Confidentiality of Investor Information
     As a registered investment adviser, we have particular responsibilities for safeguarding our investors’ information and the proprietary information of the Company. Employees should be mindful of this obligation when using the telephone, fax, electronic mail, and other electronic means of storing and transmitting information. Employees should not discuss confidential information in public areas, read confidential documents in public places, or leave or discard confidential documents where they can be retrieved by others.
     Information concerning the identity of investors and their transactions and accounts is confidential. Such information may not be disclosed to persons within the Company except as they may need to know it in order to fulfill their responsibilities to the Company. You may not disclose such information to anyone or any firm outside the Company unless (i) the outside firm requires the information in order to perform services for the Company and is bound to maintain its confidentiality; (ii) when the Client has consented or been given an opportunity to request that the information not be shared (iii) as required by law, or (iv) as authorized by the Chief Compliance Officer.
     Information regarding investor orders must not be used in any way to influence trades in personal accounts or in the accounts of other Clients. Intentionally trading ahead of a Client’s order with the purpose of benefiting on the trade as a result of the Client’s follow-on trade is known as “frontrunning” and is prohibited. Similarly, intentionally following a Client’s order with Employee trading activity for a similar purpose is known as “piggybacking” or “shadowing” and is likewise prohibited. Certain six-month short-swing transactions (e.g., a sale and a purchase, or a purchase and a sale, occurring within a six-month period) are also prohibited. If you reasonably believe improper trading in personal or Client accounts has occurred, you must report such conduct to the Chief Compliance Officer. Additionally, Employees are prohibited from buying or selling an option while in possession of non-public

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information concerning a block transaction in the underlying stock, or buying or selling an underlying security while in possession of non-public information concerning a block transaction in an option covering that security (the “inter-market front running”), for an account in which the Company or such Employee has an interest or with respect to which the Company or such Employee exercises investment discretion. This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index. A “block transaction” means a transaction involving 10,000 shares or more of an underlying security or options covering 10,000 shares or more of such security. In the case of a thinly traded security, fewer than 10,000 shares may constitute a block transaction.
     E. Personal Trading Policy
     The following general principles should guide the individual trading activities of Access Persons:
•	Access Person transactions should generally be effected with a view toward investment, not speculation.

•	Under no circumstances may an Employee effect a transaction in his or her personal account or in an Access Person’s account while either in possession of material, non-public information regarding the financial instrument and/or issuer that is the subject of the transaction or with knowledge that a Client account is engaging, or likely to engage on the same day, in a similar transaction in the same instrument.

•	In general, executions of Access Person account orders are subject to completion of Client orders.

•	The Company reserves the right to cancel any Access Person account order or transaction. If a transaction is canceled, the Employee will bear the risk of loss and the Company (or a designated charity) will retain any profit associated with such cancellation.

•	Any breach of this policy may result in disciplinary action, up to and including termination of employment. See Appendix C for a detailed list of sanctions relating to violations of the Company’s Code of Ethics.
     All Employees are prohibited from trading for their personal accounts or any Employee-related accounts on the basis of information obtained as the result of their employment with the Company and are prohibited from disclosing such information to third parties. Employees should direct any questions regarding a specific transaction to the Chief Compliance Officer who, if necessary, will obtain advice from the Company’s legal counsel regarding the transaction.

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          1. Reportable Securities
     For the purpose of the Code of Ethics, a “Reportable Security” means any security as defined in Section 202(a)(18) of the Advisers Act as follows:
“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.
     For the purpose of this Code of Ethics, Reportable Securities include exchange traded funds (“ETFs”), closed-end funds, notes and financial derivatives, and the Retail Funds.
     The following instruments are not considered Reportable Securities: shares issued by open-end funds (mutual funds) other than funds for which the Company or an affiliate of the Company serves as an investment adviser, direct obligations of the Government of the United States, municipal securities, annuities, currencies and commodities, commercial paper, banker acceptances, and bank certificates of deposit.
          2. Restrictions on Personal Trading Activity
     Employees will be allowed to place an unlimited number of trades per calendar year in Reportable Securities.
     Absent approval by the Chief Compliance Officer, Employees may not trade in the securities of an issuer in which any portfolio or fund managed by the Company has an interest in any part of the capital structure.
          3. Blackout Periods for Reportable Securities and ETFs
     No Access Person may directly or indirectly acquire or dispose of a beneficial ownership in a Reportable Security, with the exceptions of ETFs within 4 business days before or after a portfolio or fund managed by the Company trades in that security. With respect to ETFs, subject to the approval of the Chief Compliance Officer or his/her designee, an Access Person can generally trade ETFs while the firm holds/is trading the same ETF, so long as the employee does not trade more than ..25% of the prior day’s trading volume of that ETF.

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          4. Ban on Short-Term Trading Profits
     Employees are not allowed to trade for short term profits in any of the Retail Funds managed or sub-advised by the Company.
          5. Pre-Clearance Required for Participation in IPOs
     No Access Person shall acquire any beneficial ownership in any securities in an initial public offering (as defined in Rule 204A-1 promulgated under the Advisers Act), for his or her account, without the prior approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction.
          6. Pre-Clearance Required for Private or Limited Offerings
     No Access Person shall acquire beneficial ownership of any securities in a limited offering (as defined in Rule 204A-1 promulgated under the Advisers Act) without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction.
          7. Pre-Clearance Required for Reportable Securities: PTA System
     Access Persons are required to pre-clear all acquisitions or dispositions of Reportable Securities. Pre-clearance approval is good for the day on which it is obtained. Receiving pre-clearance approval for a specific trade does not oblige the employee to place the trade. Pre-cleared trades must be executed on the day that they are entered. Limit orders expiring at the end of a trading day are permissible, “good ‘til canceled” orders are not.
          8. Pre-Clearance Procedures
     To monitor, record, and report the personal trading activities of Access Persons, the Company uses the Protegent Personal Trading Assistant System (the “PTA System”). Each employee is provided a username and password to the online PTA System. Pre-clearance must be obtained by submitting a pre-clearance request using the “PTA System.” The PTA System will generate an “approval” or “denial” of the pre-clearance. The PTA System maintains a record of all pre-clearance requests submitted and their approval status, which can be viewed by both Compliance and Employees. The Chief Compliance Officer or his/her designee monitors all transactions made by all Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code of Ethics.
     Employees requiring pre-clearance of personal securities transactions while out of the office can email ptacompliance@hcmlp.com.
     Advance trade clearance in no way waives or absolves any Supervised Person of the obligation to abide by the provisions, principles and objectives of this Code.

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Note: The Chief Compliance Officer of the Company may deny any transaction requiring pre-clearance, even if the transaction is permitted under the Code of Ethics.
          9. Pre-Clearance Required for Personal Loans Collateralized by Securities
     Prior to arranging a personal loan with a financial institution, which will be collateralized by securities, an Employee must obtain the approval of the Chief Compliance Officer. If the loan is approved, the Employee must supply the Chief Compliance Officer with an email containing the following information:
          (a) The date of the transaction, the title and the number of securities involved in the transaction, the principal amount of each security, and a description of any other interest involved,
          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),
          (c) The price at which the transaction was effected, and
          (d) The name of the broker, dealer or bank with or through whom the transaction was effected.
          10. Requests for Exemption
     Any requests for hardship exemptions must be provided to the Chief Compliance Officer in writing (or via e-mail). The Employee is not permitted to complete any transaction unless approval has been granted. Any requests for hardship exemptions by the Chief Compliance Officer or any matter relating to personal trading of the Chief Compliance Officer shall be determined by the Compliance Committee (without the participation of the Chief Compliance Officer).
     Any and all ambiguities relating to the administration of this policy will be determined and resolved by the Chief Compliance Officer in his sole discretion.
          11. Monitoring and Review of Personal Securities Transactions
     The Chief Compliance Officer or a designee will monitor and review all reports required under the Code of Ethics for compliance with Highland’s policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed by the Company. Any transactions for any accounts of the Chief Compliance Officer will be reviewed and approved by a Compliance Manager, Assistant General Counsel or other designated supervisory person, subject to the oversight of the Compliance Committee. All Access Persons are required to comply with the reporting requirements outlined in the Code of Ethics.

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     F. Reporting Requirements for Access Persons
     Every Access Person shall annually disclosure their personal brokerage accounts and holdings held within those accounts. It is the Company’s policy that Employees must maintain their account at one of 13 approved brokerage firms. Additionally, an employee may be asked to provide hard copy duplicate statements for their disclosed personal brokerage accounts.
          1. Initial and Annual Holdings Disclosure
     Every Access Person must, no later than ten (10) days after becoming an Access Person, must submit a completed Securities/Futures Account Disclosure Form covering the accounts over which they have investment discretion. Access Persons are required to provide a copy of their most current brokerage statements (and the information must be current as of no more than 45 days prior to the reporting date), and transfer their account to one of the designated brokers approved by the Company. For the purpose of this Code of Ethics, an Access Person account includes:
•	Any account owned by an Access Person, any account owned/controlled by his or her family (including a spouse, minor child or other relative living in the same household),

•	Any account, contract, understanding or other arrangement in which the Employee has a beneficial or pecuniary interest (such as a corporation, partnership, trust or estate in which the Access Person has an interest), and

•	Any account over which the Access Person exercises discretionary trading control (such as an IRA, trust account or other custodian account).
     No later than thirty (30) days after the end of each calendar year, each Access Person must complete an Annual Holdings Certification reflecting account holdings as of year-end. Both the Securities/Futures Account Disclosure Form and the Annual Holdings Certification at a minimum must contain the following information:
          (a) The title and type, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each reportable security and/or reportable fund in which the Employee had any direct or indirect beneficial ownership;
          (b) The name of any broker, dealer or bank with whom the Access person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and
          (c) The date the report is submitted by the Access Person
     Securities/Futures Account Disclosure Form/Annual Holdings Certifications are submitted to the Chief Compliance Officer using the PTA System.

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          2. Quarterly Certification of Transactions
     Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly Certification of Transactions containing the following information with respect to any transaction during the quarter in a reportable security over which the Access Persons had any direct or indirect beneficial ownership:
          (a) The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each reportable security;
          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          (c) The price of the reportable security at which the transaction was effected;
          (d) The name of the broker, dealer or bank with or through whom the transaction was effected;
          (e) The date the account was established; and
          (f) The date the report is submitted by the Access Person
     As part of the reporting requirements, every Access Person must also, no later than thirty (30) days after the end of each calendar quarter, affirm that they have reported all non-exempt transactions during the period. Quarterly Certification of Transactions are submitted to the Chief Compliance Officer using the PTA System.
          3. Annual Certification & Conflict of Interest Disclosure
     Every Access Person must, no later than 30 days following year end, or no less than annually, must complete the Annual Certification & Conflicts of Interest Disclosure. The Annual Certification & Conflicts of Interest Disclosure is submitted to the Chief Compliance Officer using the PTA System. The Chief Compliance Officer or his/her designee is responsible reviewing and following up on any issues identified as potential conflicts of interest on the questionnaires.
     G. Prohibition Against Insider Trading
          1. General
     The Company forbids any Supervised Person or other Access Person from trading, either personally or on behalf of others, including registered investment companies, private investment funds and private accounts advised by the Company, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is

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frequently referred to as “insider trading.” The Company’s policy extends to activities within and outside each person’s duties at the Company.
     The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.
     While the law concerning insider trading is not static, it is generally understood that the law prohibits:
          (a) Trading by an insider while in possession of material non-public information;
          (b) Trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or
          (c) Communicating material non-public information to others.
          2. Insider Trading
     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If Employees have any questions they should consult the Chief Compliance Officer.
          3. Who is an Insider?
     The concept of who is an “insider” is broad. It includes generally officers, directors and Employees of a Company. In addition, a person can become a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a Company’s affairs and, as a result, is given access to information solely for the Company’s purposes. A temporary insider can include, among others, a Company’s attorneys, accountants, consultants, bank lending officers, and certain Employees of such organizations. In addition, although it is unlikely to occur in the normal conduct of its business, the Company or an Access Person could become a temporary insider of a Company it advises or for which it performs other services. According to the U.S. Supreme Court, the Company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.
          4. What is Material Information?
     Trading on inside information is not a basis for liability unless the information is material. “Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a Company’s securities. Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation problems,

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antitrust charges, labor disputes, pending large commercial or government contracts, major new products or services, significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants) and extraordinary management developments (such as key personnel changes).
          5. What is Non-Public Information?
     Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.
          6. Penalties for Insider Trading
     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:
          (a) civil injunctions,
          (b) disgorgement of profits,
          (c) jail sentences,
          (d) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
          (e) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
     In addition, violations can be expected to result in serious sanctions by the Company, detailed in Appendix C, potentially including dismissal of the persons involved.
          7. Procedures to Detect and Prevent Insider Trading
     The following procedures have been established to aid Supervised Persons and other Access Persons in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against individuals for insider trading. Each Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

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          8. Identifying Inside Information
     Before trading for yourself or others, including any Client Account, in the securities of a Company about which you may have potential inside information, ask yourself the following questions:
          (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?
          (b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?
     If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
          (a) Report the matter immediately to the Chief Compliance Officer.
          (b) Do not purchase or sell the securities on behalf of yourself or others, including any Client Account.
          (c) Do not communicate the information within or outside of the Company other than to the Chief Compliance Officer.
          9. Client Account Trading
     In connection with certain Company investments in syndicated loan participations and assignments, bank debt or certain other types of loan or debt obligations (“Loan Positions”), certain Access Persons may gain access to material, non-public information relating to the borrowing company. In such cases, the borrowing company will be placed on the Company’s Restricted List discussed below. In addition, in connection with investments in Loan Positions, the Company will often enter into a confidentiality agreement relating to information that it may receive concerning certain borrowing companies. It is the Company’s general policy that all companies who are the subject of a confidentiality agreement relating to a loan position will be placed on the Company’s Restricted List.
          10. Restricting Access to Material Non-Public Information
     Information in your possession that you identify as material and non-public may not be communicated to anyone, including any person within the Company other than those persons who need to know such information in order to perform their job responsibilities at the Company. In addition, care should be taken to keep the information secure. For example, memos, reports, correspondence or files containing the information should be restricted.

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          11. Resolving Insider Trading Issues
     If, after consideration of the provisions of this Code of Ethics, you have questions as to whether information is material or non-public, the propriety of any action, or about the foregoing procedures, please contact the Chief Compliance Officer or his/her designee to discuss your questions before trading or communicating the information to anyone.
          12. Restricted Lists
     Whenever the Chief Compliance Officer determines that an Access Person of the Company is in possession of material, non-public information with respect to an issuer (regardless of whether it is currently owned by the Company or any Client Account, but particularly if the Company is analyzing or recommending securities for Client transactions) such Company will be placed on the Restricted List. The Chief Compliance Officer will also have the discretion of placing a Company on the Restricted List even though no Employee has or is expected to receive any material, non-public information about the issuer. Such action may be taken for the purpose of avoiding any appearance of the misuse of material, non-public information. When a Company is placed on the Restricted List, all Supervised Persons and other Access Persons are prohibited from personal trading in securities of those issuers. In addition, no trades in Client Accounts may be made in an issuer on the Restricted List until the Chief Compliance Officer makes a determination described in the following paragraph.
     In the event that the Company desires to engage in a securities transaction relating to an issuer that is listed on the Company’s Restricted List, the Chief Compliance Officer or his/her designee will conduct an investigation into the circumstances surrounding the placement of such issuer on the Restricted List. In connection with any such investigation, the Chief Compliance Officer will determine (i) the extent to which any Supervised Person may have continued possession of material, non-public information, and (ii) whether that Supervised Person’s access (if any) to such material, non-public information will prevent the Company from engaging in such security transaction. All such determinations will be made on a case-by-case basis. Should the Chief Compliance Officer determine that the trade is permissible, then the portfolio manager will be required to execute a certification affirming that, as of such trade date, they do not possess any material, non-public information relating to such issuer.
     The Chief Compliance Officer or designee will be responsible for determining whether to remove a particular Company from the Restricted List. The only persons who will have access to remove issuers from the Restricted List are members of the Legal and Compliance Department.
          13. Securities Assignment Procedures
     When allocating new securities analysis assignments to Company personnel, to the extent practicable, the Company will review the personnel files of its qualified Access Persons to determine whether such Access Person’s personal holdings present any apparent conflicts of interest. Particular attention will be paid to personal transactions that were made within a six-month period of the security assignment research. New securities analyses will not be assigned to

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Access Persons whose personal holdings may present a conflict of interest. A notation will be made in any such Access Person’s file to document that they were considered for the opportunity, but could not be assigned the opportunity due to a potential conflict of interest.
     H. Gifts and Entertainment Policy
          1. General
     The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. To this end, subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. When doing so, however, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should contact the Chief Compliance Officer or his/her designee to discuss any offered activity or gift that they feel creates such a conflict. The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion. In addition, the Company may reimburse certain expenses or costs paid by Employees as determined on a case by case basis.
     Prior to accepting entertainment, and promptly following receiving any gift from an existing or prospective firm service provider or counterparty, Access Persons must obtain pre-approval from the Chief Compliance Officer or his/her designee. To obtain approval employees must submit a Gift and Event Approval Form using the PTA System. Entertainment offers received after 4 p.m. on the day of the event, may be submitted for Compliance Approval the next business day following the event.
     To determine approval or denial of the pre-clearance requests, the Chief Compliance Officer or his designee will consider if the gift or entertainment is of significant value and whether accepting such the gift or entertainment would create a real or potential conflict of interest. Entertainment may include such events as meals, shows, concerts, theatre events, sporting events, certain accommodations or similar types of entertainment. “Entertainment” also includes in-town and out-of-town trips and seminars where the service provider or counterparty offers to pay for items such as lodging, airfare, meal and/or event expenses. No gift or entertainment may be accepted or given, however, regardless of value, that is intended to influencing, or has the likelihood of influences, any business decision or relationship of the Company.
          2. Entertainment
     “Entertainment” includes events such as meals, shows, concerts, theatre events, sporting events, or similar types of entertainment.
          (a) Employees must pay for all air transportation, which may be reimbursed by the Company in its sole discretion.

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          (b) Despite the actual dollar value, the cost of the entertainment should in all instances be reasonable under the circumstances.
          (c) Employees may not request to attend particular entertainment events.
          3. Gifts
          (a) Employees may not request or solicit gifts.
          (b) No gift of cash or cash equivalents may be accepted.
          (c) Employees may not receive gifts on more than two occasions annually from a specific service provider or counterparty.
          4. Employee Provided Gifts and Entertainment
     Employees may occasionally give and expense business gifts to someone doing or seeking to do business with the Advisor.
          (a) The value of such gift should be limited to approximately $150.00.
          (b) Employees should limit entertainment and meal expenses to approximately $150.00 per attendee per event and approximately $400.00 per person per day.
          (c) Employees should not give a requested business gift or entertainment.

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APPENDIX A
EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF THE
CODE OF ETHICS OF HIGHLAND CAPITAL MANAGEMENT L.P.
I certify that I have read and understand the policies and procedures in the Code of Ethics, and recognize that I am subject to the terms and conditions contained herein. I have disclosed all personal securities transactions required to be disclosed or reported pursuant to the procedures and will continue to do so.

Print Name

Signature	Date

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APPENDIX B
EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF AMENDMENT TO
CODE OF ETHICS OF HIGHLAND CAPITAL MANAGEMENT L.P.
I certify that I have read and understand the amendment to the Code of Ethics, and recognize that I am subject to the terms and conditions contained herein.

Print Name

Signature	Date

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APPENDIX C
COMPLIANCE COMMITTEE SANCTION PROVISIONS
     The following details violations of the Code of Ethics and the related sanctions that may result from non-adherence to the Code of Ethics. Each violation may result in the corresponding sanction, but the Company is not limited by what is enumerated. Similarly, the Company may take disciplinary action with respect to certain violations not specifically mentioned herein. The Chief Compliance Officer and Compliance Committee, at all times, have the discretion to additionally fine a violator and to call a violator before the Compliance Committee. A violation of the Code of Ethics may result in the disciplinary action detailed below, as well as additional disciplinary action up to and including termination. All penalty fines will be placed in a fund held by the Company that will be available for donations to charities approved by the Compliance Committee.
     The Company encourages any Access Person who has or may have violated the Code of Ethics (or any securities law or regulation) to voluntarily bring the matter to the attention of the Chief Compliance Officer. To the extent that any such volunteered violation of the Code of Ethics is determined to have been unintentional, or to the extent that such voluntary disclosure prevented further violation of the Code of Ethics, the Compliance Committee shall take such factors into consideration in determining any sanction relating to such Access Person actions.
I.	Non-disclosure of the opening of a new brokerage account.
FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION: Violator will pay a fine determined by the Compliance Committee.
THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.
II.	Personal Account Trading
A.	Trading in personal account without pre-clearing with Chief Compliance Officer (in a security that is not restricted).

FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.

SECOND VIOLATION: Violator will pay a fine determined by the Compliance Committee.

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THIRD VIOLATION: Violator will disgorge his or her profit in the transaction.

FOURTH VIOLATION AND FURTHER: Violator will appear before Compliance Committee to assess further disciplinary action.
B.	Trading in personal account without pre-clearing the transaction with the Chief Compliance Officer (in a security that is restricted).

FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated. Violator must also disgorge any profits.

SECOND VIOLATION: Violator will disgorge any profits and pay a fine of not less than $250.

THIRD VIOLATION AND FURTHER: Violator will disgorge any profits, pay a fine of not less than $1000 and appear before the Compliance Committee to assess further disciplinary action.

C.	Trading in personal account in a security that is restricted, where pre-clearance was requested and denied.

FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated. Violator must also disgorge any profits and pay a fine of not less than $1000.

SECOND VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.
III.	Non-disclosure of personal holding when recommending an investment action in the same Company, issuer or entity.
FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION: Violator will pay a fine determined by the Compliance Committee.
THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

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IV.	Buying or selling a security in one’s personal account within four or fewer days before or after a Client Account has a disclosed pending “buy” or “sell” order involving the same security.
FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION AND FURTHER: Violator must appear before the Compliance Committee to assess further disciplinary action.
V.	Receiving a gift or entertainment event in violation of the Gift and Entertainment Policy.
FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated. Violator may be required to return the gift (or repay the entertainment cost).
SECOND VIOLATION AND FURTHER: The violator will pay a fine determined by the Compliance Committee in addition to the penalties for the first violation.
THIRD VIOLATION AND FURTHER: The violator will pay a fine of not less than $1,000 in addition to the penalties for the first violation and will appear before the Compliance Committee to assess further disciplinary action.
VI.	Neglecting to obtain authorization from the Chief Compliance Officer prior to serving on the board of any publicly traded company.
FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION AND FURTHER: Violator will not be permitted to serve on such board and will appear before the Compliance Committee to assess further disciplinary action.
VII.	Failure to timely file various reports required by the Code of Ethics
FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION: Violator will pay a fine determined by the Compliance Committee.
THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

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VIII.	Use of non-approved marketing materials.
FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, and 2) the section in the Code of Ethics that has been violated.
SECOND VIOLATION: Violator will pay a fine of not less than $250.
THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.
IX.	Failure to add an issuer to the restricted list when accessing private information or executing a confidentiality agreement.
FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, and 3) may pay a fine determined by the Compliance Committee.
SECOND VIOLATION: Violator will pay a fine determined by the Compliance Committee.
THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

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APPENDIX D
HIGHLAND CAPITAL MANAGEMENT, L.P.
QUARTERLY CERTIFICATION OF TRANSACTIONS
I hereby certify that the below list is a complete and accurate record of all my reportable securities transactions, except those that are not subject to the pre-clearance requirement per the Personal Trading Policy, for the quarter-ending                     . By selecting the I Agree checkbox and submitting this form, I attest to the completeness and accuracy of this record.
☐ I Agree

Access Person	Broker	Account Number	Trade Date	Symbol	Tran Type	Quantity	Price

Printed Name:

Signature:	Date:

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APPENDIX E
HIGHLAND CAPITAL MANAGEMENT, L.P.
BROKERAGE ACCOUNT CERTIFICATION
I hereby certify that the below list of brokerage accounts is complete and accurate, and that I have disclosed all brokerage accounts as required by the Compliance Department. By selecting the I Agree checkbox and submitting this form, I attest to the completeness and accuracy of this record.
☐ I Agree

Access Person	Broker	Account Number	Account Owner	Est. Date	Monitored/ Not Monitored

Printed Name:

Signature:	Date:

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APPENDIX F
HIGHLAND CAPITAL MANAGEMENT, L.P.
GIFT AND EVENT APPROVAL FORM
Requested By:                                                                 Date of request:
All gifts and entertainment (even those routine in nature such a meals and sporting events) need to be pre-cleared. Gifts valued less than approximately $150.00 and entertainment valued at approximately less than $400.00 will be granted immediate approval, in most cases. Gifts in value of more than $150.00 or entertainment valued at more than $400.00 will be subject to review by the Chief Compliance Officer or his designee.

Payor: Be Specific – i.e. name and type (such as broker-dealers, RIAs, industry association, individuals, etc); describe any contractual or other relationship between the payor and the payee.
NASD Member:	☐ Yes ☐ No
Purpose (and Location, if applicable):

Attendees (Total and % mix, if applicable):

 Indicate any relationship to the payor. For example, registered representatives of the payor, current or potential clients of ours or the payor, other similar exhibitors or marketers.

Amount: Include breakdowns, including any amounts paid for travel and accommodations.
Date of Event:
Will the payor or host be present at the event?	☐ Yes ☐ No

Reviewed by:                                                                                                              Date:

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APPENDIX G
HIGHLAND CAPITAL MANAGEMENT, L.P.
OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES
All employees of Highland Capital Management, L.P. (the “Company”) are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.
To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval (which includes electronic mail) of the Chief Compliance Officer prior to:
•	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

•	Forming or participating in any stockholders’ or creditors’ committee.

•	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.
Every employee is required to complete the disclosure form and have the form approved by the Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described heretofore. The Chief Compliance Officer, in connection with approving any outside activities, may place such conditions on an approval as he deems necessary and appropriate to protect the interests of any Client. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Evidence of such advice must be obtained by completion of such form with the signatures of the Chief Compliance Officer.

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DISCLOSURE OF OUTSIDE BUSINESS ACTIVITIES
All employees of Highland Capital Management, L.P. (the “Company”) are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.
To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the Chief Compliance Officer or designee prior to employee’s participation in any outside business activity.

Name of Organization or Entity:

Activity or Business of Organization:

Employees Position or Function:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day:

During Business Hours ____ During Non-Business Hours _____
Does the Organization or Entity have publicly traded securities?       ☐ Yes      ☐ No

Annual Compensation from Organization or Entity:

☐	Yes	☐	No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant to, an organization or entity other than a Highland Capital Management, L.P. entity.

☐	Yes	☐	No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee.

☐	Yes	☐	No	I am seeking approval to make an investment in a private organization or entity.

☐	Yes	☐	No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee.

☐	Yes	☐	No	I am seeking approval for an outside interest or investment that is not included above.

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Please provide details:

To the best of your knowledge:
Does any material adverse information exist concerning the organization or entity? ☐ Yes    ☐ No
Does the organization or entity have a business relationship with any Highland Capital Management, L.P. entity? ☐ Yes      ☐ No
To the best of your knowledge:
Does the person or entity have any securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?
☐ Yes      ☐ No
EMPLOYEE AFFIRMATION
☐	I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the Chief Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the Chief Compliance Officer promptly if the information herein changes or becomes inaccurate.

Signature of Employee	Date

COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Signature of Compliance Officer	Date

Name of Compliance Officer

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APPENDIX H
HIGHLAND CAPITAL MANAGEMENT, L.P.
SECURITIES/FUTURES ACCOUNT DISCLOSURE FORM
Every Access Person must disclose to the Chief Compliance Officer any and all securities and futures holdings including those held in brokerage accounts as well as those held in physical form:
For purposes of this disclosure form, brokerage accounts that must be reported include accounts for yourself or your spouse, IRA accounts, accounts for which you are a custodian (UTMA/UGMA), corporate accounts for which you are greater than 10% owner and accounts for all individuals who are materially dependent on your for financial support, such as children. Access Persons are not required to disclose Federal Reserve Board “Treasury Direct” accounts or non-brokerage mutual fund accounts held directly with the mutual fund company. With respect to the required disclosure regarding such accounts, please be advised of the following (please check one)

As of the date hereof, no such accounts are in existence. However, if such an account will be opened subsequent to the date hereof, I agree to obtain the approval of the Chief Compliance Officer prior to the account being opened.
☐
Set forth below is a complete list of all such accounts and/or holdings (use additional forms if necessary).	☐

The Compliance Department will send a letter requesting duplicate confirmations and statements for each of the accounts disclosed below. Please provide accurate account numbers and mailing addresses.

1.
Account Registrations	2.
3.
1.
Name of Brokerage Firms	2.
3.
1.
Account Numbers	2.
3.
1.
Address of Brokerage Firms where the Accounts are Located	2.
3.

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APPENDIX I
HIGHLAND CAPITAL MANAGEMENT, L.P.
EMPLOYEE ANNUAL CERTIFICATION & CONFLICT OF INTEREST DISCLOSURE FORM
All employees must use the following form to disclose any existing, perceived, or potential conflicts of interest which may exist in relation to their responsibilities as employees of the firm or to the overall business of the firm.

* For purposes of this certification, the term “immediate family member” is defined as spouse, domestic partner, children, parents (including step parents), grandparents, siblings, and in-laws.
1.	Do you currently conduct any outside business activities? ☐ YES ☐ NO
If yes, please disclose your current outside business activity and whether or not you received pre-clearance from the Compliance department.

2.	Do you or any member of your immediate family members* serve on the Board of Directors, Credit Committee, Advisory Board of, act as a Trustee, Officer, Director, Senior Executive, or hold any position or have any business relationship with a publicly traded entity?
☐ YES ☐ NO
If yes, please disclose the names of the publicly or private entities, and positions held in the space provided below:

3.	Are any of your immediate family members* employed by a financial services business, broker-dealer, investment adviser, fund administrator, or other private investment vehicle (i.e hedge fund, private equity firm, etc.)?
☐ YES ☐ NO
If yes, pease list your immediate family members name, occupation, and employer in the space provided below:

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4.	Have you received any gifts, or participated in any entertainment events during the past year which were outside the scope of the Gifts & Entertainment Policy? (Policy allows for employees to receive gifts in value of $150 or less and entertainment valued at $400 or less)
☐ YES ☐ NO
If yes, please describe in detail below and indicate if pre-approval was obtained.

5.	Are there any other issues or circumstances that you are aware of that you feel might create a conflict of interest to you as an employee of the firm or to the overall business of the firm? ☐ YES ☐ NO
If yes, please describe in detail below:

6.	Please answer the following important personal disclosures:

In the past 10 years have you ever been charged, convicted or pled nolo contendere to any felony or misdemeanor involving an investment- related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or conspiracy to commit any of the offenses? ☐ YES ☐ NO

In the past 10 years have you ever been charged, convicted or pled nolo contendere to any other felony? ☐ YES ☐ NO

In the past 10 years, have you been enjoined by any court in connection with any investment- related activity or been found by a court to have been involved in a violation of investment related laws or regulations? ☐ YES ☐ NO

Have you ever been: (i) Found by the SEC or the Commodity Futures Trading Commission (“CFTC”) to have made a false statement or omission, to have been involved in a violation of SEC or CFTC regulations or governing laws, or to have been a cause of an investment- related business’ having its authorization to do business denied, suspended, revoked, or restricted; (ii) Subject to an SEC or CFTC order denying, suspending, or revoking registration; (iii) Subject to a civil money penalty or ordered to cease and desist from any activity; or (iv) Otherwise disciplined or had my activities restricted by the SEC or the CFTC? ☐ YES ☐ NO

Have you ever: (i) Been found by any other federal or state regulatory agency to have (a) made a false statement or omission, (b) been dishonest, unfair, or unethical, or involved in a violation of investment regulations or laws, or (c) been the cause of an investment- related business’ having its authorization to do business denied, suspended, revoked, or restricted; (ii) Had a license or registration denied, suspended, or revoked, been prevented from associating with an investment- related business, or otherwise been disciplined by any other federal or state regulatory agency by having my activities restricted; (iii) Had a license as an attorney, accountant or federal contractor revoked or suspended;

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or (iv) Had, in the past 10 years, any other federal or state regulatory agency enter an order against me in connection with an investment- related activity? ☐ YES ☐ NO

Have you ever been:(i) Found by a self- regulatory organization (“SRO”) or a commodities exchange to have (a) made a false statement or omission, (b) been involved in a violation of its rules, or (c) been the cause of an investment- related business’ having its authorization to do business denied, suspended, revoked, or restricted; or (ii) Disciplined, expelled, suspended, or otherwise had my activities restricted by any SRO or commodities exchange? ☐ YES ☐ NO

Have you ever had an order entered against you by a foreign government, court, regulatory agency, or exchange related to investments or fraud? ☐ YES ☐ NO

Are you presently the subject of a regulatory or civil proceeding that could result in an affirmative answer to any of the above? ☐ YES ☐ NO

Have you ever been found by any domestic court to be involved in a violation of an investment- related statute or regulation? ☐ YES ☐ NO
EMPLOYEE CERTIFICATION:
I ____________________________(employee name) hereby certify that I have disclosed all existing and potential conflicts of interest, for which I am aware, as they relate to my employment with Highland Capital Management, L.P. Should any additional conflicts of interest arise, I agree to promptly notify the Chief Compliance Officer or a Compliance Manager.
I also certify that I have read, understood, and will continue to comply with most current version, as provided on the firm’s intranet, HCMLP’s Compliance Manual, Code of Ethics, and Privacy Policy.

Name of Access Person

Signature of Access Person	Date Submitted